                                                                 Exhibit (c)(8)

                                                                       CAPITAL.
                                                                        IDEAS.
                                                                      SOLUTIONS.

     FIRST UNION REAL ESTATE EQUITY AND
     MORTGAGE INVESTMENTS


================================================================================


PRESENTATION TO THE SPECIAL COMMITTEE OF THE BOARD OF TRUSTEES

[LOGO]usbancorp(R)
        LIBRA
        A division of U.S. Bancorp Investments, Inc.

                                                                 AUGUST 13, 2001

                                                                       CAPITAL.
                                                                        IDEAS.
                                                                      SOLUTIONS.

TABLE OF CONTENTS

================================================================================

                                                                            PAGE
                                                                            ----
OVERVIEW OF PROCESS TO DATE                                                  3
SUMMARY OF REMAINING OFFERS
   GOTHAM PARTNERS L.P.                                                      4
   EQUITY INVESTMENT GROUP                                                   7
   COMPANY LIQUIDATION                                                       9

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[LOGO]usbancorp(R)                                                        PAGE 2
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

                                                                       CAPITAL.
                                                                        IDEAS.
                                                                      SOLUTIONS.

OVERVIEW OF PROCESS TO DATE

================================================================================

..    In order to determine the level of interest, summary descriptive memorandums were sent to 91 firms, broken down as follows:

                   Privately Held Investment Trusts                  33
                   Private Equity/Opportunity Funds                  32
                   Real Estate Developers/Others                     26
                                                                     --
                   Total                                             91

..    We received preliminary indications of interest from four firms:
            .      Gotham Partners L.P.
            .      Equity Investment Group
            .      The Herrick Company
            .      Coast Intelligen

..    After discussing the terms of potential transactions in detail with each of the four firms, formal written proposals were received from Gotham Partners L.P. and Equity Investment Group.

..    Alternatives include:

            .      Accept Gotham Partners' offer
            .      Accept Equity Investment Group's offer
            .      Liquidate and distribute proceeds to shareholders

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[LOGO]usbancorp(R)                                                        PAGE 3
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
                                                                       CAPITAL.
                                                                        IDEAS.
                                                                      SOLUTIONS.

SUMMARY OF REMAINING OFFERS - GOTHAM PARTNERS L.P.
================================================================================

The proposed transaction with Gotham is summarized as follows:

..    First Union Real Estate Equity and Mortgage Investments ("FUR") will create a wholly owned Delaware liquidating trust, First Union Acquisition Company ("FAC")

..    In exchange for all of the interests in FAC, FUR will contribute all of its existing assets other than cash to FAC and FAC will assume all existing current and contingent liabilities of FUR other than the $12.5 million of 8.875% Senior Notes due September 15, 2003 and the $24.7 million of 8.4% convertible preferred stock

..    FUR would then distribute all of the FAC units to its shareholders on a pro rata basis as a return of capital

..    All shareholders will have the option of electing to receive $0.35 in cash
     (which will be funded by Gotham) in lieu of their distribution of FAC units

..    Concurrently, Gotham will contribute its interest in Gotham Golf Partners,
     L.P. and related assets ("GGP") to Newco, a newly formed merger entity

..    FUR will merge with and into Newco, with Newco as the surviving entity with
     FUR shareholders having the option to elect to receive stock of Newco or $2.35 in cash

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[LOGO]usbancorp(R)                                                        PAGE 4
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

                                                                       CAPITAL.
                                                                        IDEAS.
                                                                      SOLUTIONS.

SUMMARY OF REMAINING OFFERS - GOTHAM PARTNERS L.P.
================================================================================

Structure of Transaction

..    While the proposed transaction has been depicted as having three steps, in fact, each part occurs concurrently

..    The transaction will be effected pursuant to a single proxy statement prospectus

..    FUR shareholders will be solicited to approve the transaction

..    FUR shareholders will concurrently make their elections (from the menu of four possibilities) as to the consideration to be received

..    The transaction would be consummated at a single closing

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[LOGO]usbancorp(R)                                                        PAGE 5
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

                                                                       CAPITAL.
                                                                        IDEAS.
                                                                      SOLUTIONS.

SUMMARY OF REMAINING OFFERS - GOTHAM PARTNERS L.P.
================================================================================

Advantages of Gotham Offer

.. Allows FUR common shareholders the flexibility of choosing between the following four options:

     . Shareholders can sell their entire interest in FUR for total consideration of $2.70 in cash

     . Shareholders can elect to participate in the value of the current non-cash assets of FUR through the ownership of FAC units and receive $2.35 in cash

     . Shareholders can elect to receive $0.35 in lieu of participating in FAC, but continue as a shareholder of FUR after it has combined with GGP

     . Shareholders can continue as a shareholder of both FAC and FUR after it has combined with GGP

.. Gives shareholders the ability to participate in upside of FUR's contingent assets

.. Gives shareholders seeking liquidity a premium to current market price of FUR common shares

.. Minimal due diligence required since Gotham is familiar with FUR's assets and liabilities

..  No financing contingencies

Disdvantages of Gotham Offer

..  Complicated structure

..  Potential delays from SEC review

..  Negotiations required regarding valuation of Gotham Golf

.. Current proposal price less than Equity Investment Group's proposal for those electing all cash offer

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[LOGO]usbancorp(R)                                                        PAGE 6
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
                                                                       CAPITAL.
                                                                        IDEAS.
                                                                      SOLUTIONS.

SUMMARY OF REMAINING OFFERS - EQUITY INVESTMENT GROUP
================================================================================

The proposed transaction with Equity Investment Group ("EIG") is summarized as follows:


  . EIG would contribute shopping center assets with a net equity value of no less than $15 million in exchange for approximately 5 million shares of FUR stock

  . FUR would simultaneously self-tender for all of its 34.8 million shares outstanding at a price of $2.74/share

  .  All other assets and liabilities would remain with FUR

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[LOGO]usbancorp(R)                                                        PAGE 7
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
                                                                       CAPITAL.
                                                                        IDEAS.
                                                                      SOLUTIONS.

SUMMARY OF REMAINING OFFERS - EQUITY INVESTMENT GROUP
================================================================================

Advantages of EIG's proposal include:

  .  Shareholders potentially receive $0.04/share more than Gotham proposal

  .  No financing contingencies


Disadvantages of EIG's proposal include:

  .  No upside potential related to FUR contingent assets

  .  Requires 90% or more of shareholders to tender

  .  Requires longer due diligence period

  .  Have not received detailed proposal to date

  .  Structural constraints related to to EIG's up-REIT structure

  .  Does not appear to have devoted significant resources to the transaction

  .  Little detail provided on the assets to be contributed

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[LOGO]usbancorp(R)                                                        PAGE 8
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

                                                                       CAPITAL.
                                                                        IDEAS.
                                                                      SOLUTIONS.

SUMMARY OF REMAINING OFFERS - COMPANY LIQUIDATION
================================================================================

FUR would engage in an orderly liquidation, use the proceeds to reserve for and discharge liabilities; remaining proceeds would be available for distribution to shareholders.


The advantages of liquidating FUR include:

  .  Market determines value of FUR assets

  .  No failed transaction expenses


The disadvantages of liquidating FUR include:

  .  Extended time frame - one to two years

  .  Certain assets are difficult to sell

  .  Uncertain cost of liquidation

  .  Uncertain shareholder realization

  .  Uncertain cost of continuing operations

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[LOGO]usbancorp(R)                                                        PAGE 9
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